Exhibit (j)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report for LMCG Funds dated December 10, 2001 (and to all references to our firm) included or incorporated by reference in Post-Effective Amendment No. 2 and Amendment No. 3 to Registration Statement File Nos. 333-44120 and 811-10069, respectively.



                                                         /s/ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 28, 2002